Exhibit 10.1

FIRST AMENDMENT TO LEASE

(CRC-Applied Energetics)

THIS AMENDMENT is made as of June 7, 2023 by CAMPUS RESEARCH CORPORATION, an Arizona corporation (“Landlord”), and APPLIED ENERGETICS, INC., a Delaware corporation (“Tenant”), to the Lease Agreement between them dated March 15, 2021 (the “Lease”). Defined terms in the Lease mean the same in this Amendment unless otherwise stated.

1. Term Extension. The Expiration Date is extended from April 26, 2026 to July 31, 2028, and Section 2 of the Lease is so modified.

2. Extension Rent. Section 3.b of the Lease is modified to state that the Base Rent for the period from April 26, 2026 to July 31, 2028 is:

Rent Year	Rent RSF	Monthly Base Rent
May 1, 2026 - April 30, 2027	$16.00	$17,825.33
May 1, 2027 - July 31, 2028	$16.40	$18,270.97

3. Expansion Space 1. Tenant agrees to lease Suite 1750 consisting of 8,375 usable square feet and 9,805 rentable square feet (1.1708 load factor) in Building 9070 (“Expansion Space 1” ).

a.	The term for Expansion Space 1 is August 1, 2023 to July 31, 2028.

b.	Base Rent for Expansion Space 1 is:

Rent Year	Rent RSF	Monthly Base Rent
August 1, 2023 - July 31, 2024	$9.10	$7,435.46
August 1, 2024 - July 31, 2025	$10.20	$8,334.25
August 1, 2025 - July 31, 2026	$11.30	$9,233.04
August 1, 2026 - July 31, 2027	$12.40	$10,131.83
August 1, 2027 - July 31, 2028	$13.50	$11,030.63

C.	Operating Costs described in Section 3.d. of the Lease apply to Expansion Space 1.

4. Option for Expansion Space 2. Landlord grants Tenant the exclusive option to lease Suite 1250 consisting of 5,520 usable square feet and 6,458 rentable square feet (1.1700 load factor) in Building 9052 as follows:

1

a. The term of the option commences on August 1, 2023 and expires on February 1, 2024. Tenant may extend the term of the option from February 1, 2024 to July 31, 2024 by providing written notice to Landlord by November 30, 2023.

b. The consideration for the option is $2,690.83 per month plus Operating Costs for Expansion Space 2 calculated in accordance with Section 3.d of the Lease, payable on August 1, 2023 and continuing on the first day of each calendar month during the term of the option. If Tenant fails to pay any sum of option consideration by the fifth day of a calendar month, then the option to lease Expansion Space 2 will automatically terminate without notice or demand.

c. Tenant may exercise the option to lease Expansion Space 2 at any time during the option by providing written notice to Landlord specifying the date when Tenant will occupy Expansion Space 2, which must be within 45 days of the notice of exercise. If Tenant’s stated occupancy date is other than the first day of a calendar month, Base Rent will be pro-rated in that month between Base Rent and option consideration. Base Rent applicable to the date specified in Tenant’s notice of option exercise is set forth in the rent schedule in Section 4.e below.

d. The lease term for Expansion Space 2 shall begin on the date specified in a notice properly given by Tenant to Landlord in accordance with Section 4.c of this Amendment and continue through July 31, 2028.

e. Base Rent for Expansion Space 2 is:

Rent Year	RentRSF	Monthly Base Rent
August 1, 2023 - July 31, 2024*	$9.00	$4,843.50	*
August 1, 2024 - July 31, 2025	$9.75	$5,247.13
August 1, 2025 - July 31, 2026	$10.50	$5,650.75
August 1, 2026 - July 31, 2027	$11.25	$6,054.38
August 1, 2027 - July 31, 2028	$12.00	$6,458.00

*	Rent for Expansion Space 2 is payable only for each month during the lease term and not during any period in which the option remains unexercised.

f. Operating Costs described in Section 3.d. of the Lease apply to Expansion Space 2.

5. Expansion Space 2 Tenant Improvements. A new Section 5.c. is added to the Lease as follows:

“5.c Expansion Space 2 Tenant Improvements. After Tenant’s compliance with subsections 6(a), (b), (c), and (d) below, Landlord shall provide Tenant a tenant improvement allowance of $129,160.00 (the “Expansion Space 2 Allowance”), payable to Tenant or Tenant’s contractors within 15 business days following delivery by Tenant to Landlord of a disbursement request accompanied by the pertinent contractor invoices in the format identified on Exhibit D, Tenant’s written approval that the subject of the disbursement request is satisfactory to Tenant, and conditional lien waivers for such disbursement request, all in the format identified on Exhibit E. After May 1, 2024, Tenant will not be entitled to obtain further advances of the Expansion Space 2 Allowance even if the full Expansion Space 2 Allowance has not been disbursed as of such date, and even though tenant improvement costs of Tenant remain unpaid as of such date.”

6. Context. When referred to collectively or as required by the context, the “Premises” will include the Suite, Expansion Space 1 and Expansion Space 2. Likewise, the “Term” will include the occupancy periods for the Suite, Expansion Space 1 and Expansion Space 2.

7. Ratify. Except as modified by this Amendment, all terms and provisions of the Lease remain in effect without change.

LANDLORD:		TENANT:

CAMPUS RESEARCH CORPORATION, an Arizona non-profit corporation		APPLIED ENERGETICS, INC., a Delaware corporation

By:	/s/ Mary Jacobs	By:	/s/ Gregory J. Quarles
Name:	Mary Jacobs	Name:	Gregory J. Quarles
Title:	Chair	Title:	CEO and President

3